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                                                                     EXHIBIT 15

                   LETTER ON UNAUDITED FINANCIAL INFORMATION

December 12, 1995

Public Service Company of Colorado:

We are aware that Public Service Company of Colorado has incorporated by reference in this Joint Proxy Statement/Prospectus (Form S-4, File No. 33-
     ) pertaining to the registration of New Century Energies, Inc. common stock, its Form 10-Q's for the quarters ended March 31, 1995, which includes our report dated May 5, 1995, June 30, 1995, which includes our report dated August 4, 1995, and September 30, 1995, which includes our report dated November 10, 1995, covering the unaudited consolidated condensed financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the Joint Proxy Statement/Prospectus prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Section 7 and 11 of the Act.

                                          Very truly yours,

                                          Arthur Andersen LLP